Exhibit 5
May 2, 2025

MGIC Investment Corporation 250 East Kilbourn Avenue Milwaukee, WI 53202

Ladies and Gentlemen:
We have acted as counsel for MGIC Investment Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: (i) senior debt securities of the Company (the “Senior Debt Securities”); (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iii) shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”); (iv) shares of the Company’s preferred stock, $1.00 par value per share (the “Preferred Stock”); (v) fractional interests in shares of the Preferred Stock represented by depositary shares (the “Depositary Shares”); (vi) warrants to purchase securities of the Company (the “Warrants”); (vii) contracts to purchase shares of Common Stock or other securities (the “Stock Purchase Contracts”); and (viii) units, each comprised of a Stock Purchase Contract and either debt obligations or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase securities under the Stock Purchase Contract (the “Stock Purchase Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).
As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the Senior Indenture, dated October 15, 2000, between the Company and U.S. Bank Trust Company, National Association, as successor trustee (the “Senior Indenture”); (iv) the form of subordinated indenture for Subordinated Debt Securities included as an exhibit to the Registration Statement (the “Subordinated Indenture”, and, together with the Senior Indenture, the “Indentures”);

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES
MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY
SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

MGIC Investment Corporation
May 2, 2025

and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Senior Indenture (each in proper form), will be duly authorized, executed and delivered by the parties thereto; (v) the Subordinated Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Subordinated Indenture (each in proper form), will each be duly authorized, executed and delivered by the parties thereto; (vi) a Form T-1 will be filed with the SEC with respect to the trustee executing the Subordinated Indenture or any supplemental indenture to the Senior Indenture or Subordinated Indenture; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Articles of Incorporation, as amended, and not otherwise reserved for issuance; and (x) the deposit agreement, to be entered into between the Company and the depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued (the “Deposit Agreement”) (in proper form), will be duly authorized, executed and delivered by the parties thereto.
Based upon and subject to the foregoing, and the other matters set forth herein, we are of the opinion that:
1.All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company shall have been taken when:
a.The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

MGIC Investment Corporation
May 2, 2025

b.The terms of such Debt Securities and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
c.Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and
d.Such Debt Securities shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
2.All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when:
a.The Company’s Board of Directors, or a committee thereof, duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and
b.Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
3.All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when:
a.The Company’s Board of Directors, or a committee thereof, duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;
b.Articles of Amendment to the Company’s Articles of Incorporation, as amended, with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Department of Financial Institutions of the State of Wisconsin in the form and manner required by law; and

MGIC Investment Corporation
May 2, 2025

c.Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
4.All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company shall have been taken when:
a.The Company’s Board of Directors, or a committee thereof, duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Preferred Stock underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Depositary Shares and the underlying Preferred Stock, and to authorize the issuance of such Depositary Shares and the underlying Preferred Stock;
b.Articles of Amendment to the Company’s Articles of Incorporation, as amended, with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Preferred Stock underlying the Depositary Shares shall have been filed with the Department of Financial Institutions of the State of Wisconsin in the form and manner required by law;
c.The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Deposit Agreement and such Deposit Agreement shall have been duly executed and delivered;
d.The Preferred Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;
e.The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
f.Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Deposit Agreement and their respective terms and provisions; and
g.Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement

MGIC Investment Corporation
May 2, 2025

with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
5.All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company shall have been taken when:
a.The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;
b.The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
c.Any such warrant agreements shall have been duly executed and delivered;
d.Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and
e.Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
6.All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company shall have been taken when:
a.The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;
b.The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
c.Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

MGIC Investment Corporation
May 2, 2025

d.Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
The opinions set forth in paragraphs 1, 4, 5 and 6 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.
We are qualified to practice law in the States of Wisconsin and New York and we do not purport to be experts on the law other than that of the States of Wisconsin and New York and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States.
We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,

/s/Foley & Lardner LLP